                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use of our report dated March 19, 1999, with respect to the consolidated financial statements and schedule of ViaGrafix Corporation as of December 31, 1998 and 1997 and for the three years ended December 31, 1998, included in Learn2.com, Inc.'s Current Report on Form 8-K to be filed with the Securities and Exchange Commission on or about November 9, 1999.

We also consent to the incorporation by reference in the following registration statements on Form S-3 and related prospectuses and in the following registration statements on Form S-8 of ViaGrafix Corporation and Learn2.com, Inc. of our report dated March 19, 1999, with respect to the consolidated financial statements and schedule of ViaGrafix Corporation, included in Learn2.com, Inc.'s Current Report on Form 8-K to be filed with the Securities and Exchange Commission on or about November 9, 1999.

    ViaGrafix Registration Statement

                   Form S-8:            Registration No. 333-59591

    Learn2.com, Inc. Registration Statements

                   Form S-3             Registration No. 333-64365
                                        Registration No. 333-69861
                                        Registration No. 333-80357
                   Form S-8             Registration No. 333-83695
                                        Registration No. 333-10341
                                        Registration No. 333-10339
                                        Registration No. 333-65525

                                          /s/ ERNST & YOUNG LLP

Tulsa, Oklahoma
November 9, 1999